Exhibit 99.1

SeaChange Reports Fiscal Q4 and Full Year 2023 Financial and Operational Results

•
Quarterly revenue increased 23% sequentially and 19% year-over-year to $10.2 million, representing the highest quarterly level in three years
•
Quarterly gross margin expanded to 73%, also marking highest level in three years
•
Generated $1.7 million in GAAP net income and $1.7 million in adjusted earnings before interest taxes depreciation and amortization “Adjusted EBITDA” for fiscal fourth quarter 2023
•
Total revenue for fiscal 2023 increased 19% year-over-year to $32.5 million, primarily driven by software development projects related to streaming and ConnectedTV license sales

Boston, MA – April 5, 2023 – SeaChange International, Inc. (NASDAQ: SEAC), (“SeaChange” or the “Company”), a leading provider of video delivery, advertising, streaming platforms, and emerging Free Ad-Supported Streaming TV services (“FAST”) development, today reported financial and operational results for the fiscal fourth quarter and full year ended January 31, 2023.

Fiscal Fourth Quarter 2023 and Recent Highlights

•
Total revenue of $10.2 million, primarily driven by the acceptance of a development project, which resulted in a material license fee related to the Company’s Connected TV software product.
•
Gross margin expanded to 73%, up from 62% in the fiscal third quarter 2023.
•
Achieved positive GAAP net income in the quarter for the first time since fiscal second quarter 2022 totaling $1.7 million. Generated positive non-GAAP net income from operations for the third consecutive quarter totaling $1.6 million.
•
Cash flow positive from operations in fiscal fourth quarter 2023, ending the quarter with $14.7 million in cash and cash equivalents and marketable securities combined.
•
Closed multiple renewals with Tier 1 and Tier 2 operators in North America, EMEA (Europe, Middle East, and Africa) and Latin America.
•
Launched Xstream, a cloud-based content monetization platform designed to maximize advertising revenue on Connected TVs with smart and personalized FAST channel and cross-platform distribution of content.
•
Partnered with VIDAA to launch “VIDAA Free” solution, leveraging the Xstream platform and being rolled out on millions of connected TV devices across the world.
•
Secured new StreamVid customer Source Digital to enable unique and immersive metaverse experiences for live events that can be streamed on LG devices.

Management Commentary

“The fourth quarter marked an exceptionally strong finish to a transformative year for SeaChange,” said Chairman and Chief Executive Officer, Peter D. Aquino. “The team executed on improving our financial performance, growing the top line 19% year-over-year to $32.5 million, while effectively controlling costs and generating positive adjusted EBITDA for the fourth quarter and fiscal year. In addition, we reinvested in the business to support our growth and upgraded nearly a dozen Tier 1 video providers’ video on demand and ad-insertion platforms, executing on preventive maintenance services to improve overall end user experiences. Moreover, we took our Xstream platform to a new level, generating nearly 15% of new product revenue in fiscal 2023. The new fiscal year marks an exciting new chapter for SeaChange, supported by solid fundamentals and strong tailwinds in the video Over-the-Top marketplace. We are very proud of our employees and expect to continue to add value to our customers’ go-to-market video and ad-tech platforms.”

Fiscal Fourth Quarter 2023 Financial Results

•
Total revenue was $10.2 million, an increase of 23% from $8.3 million in the third quarter of fiscal 2023 and an increase of 19% from $8.6 million in the fourth quarter of fiscal 2022. The sequential increase in total revenue was primarily due to higher product revenue.
•
Product revenue was $6.2 million (or 61% of total revenue), compared to $2.2 million (or 26% of total revenue) in the third quarter of fiscal 2023 and $5.2 million (or 60% of total revenue) in the fourth quarter of fiscal 2022.
•
Service revenue was $3.9 million (or 39% of total revenue), compared to $6.1 million (or 74% of total revenue) in the third quarter of fiscal 2023 and $3.4 million (or 40% of total revenue) in the fourth quarter of fiscal 2022.
•
Gross profit was $7.4 million (or 73% of total revenue), an increase of 43% compared to $5.2 million (or 62% of total revenue) in the third quarter of fiscal 2023 and an increase of 30% compared to $5.7 million (or 66% of total revenue) in the fourth quarter of fiscal 2022.
•
Total non-GAAP operating expenses were $5.8 million, compared to non-GAAP operating expenses of $5.0 million in the third quarter of fiscal 2023 and $4.5 million in the fourth quarter of fiscal 2022.
•
GAAP income from operations totaled $1.2 million, compared to GAAP loss from operations of $3.7 million in the third quarter of fiscal 2023 and a loss of $1.1 million in the fourth quarter of fiscal 2022.
•
GAAP net income totaled $1.7 million, or $0.03 per basic and fully diluted share, compared to GAAP net loss of $3.7 million, or $(0.07) per basic share, in the third quarter of fiscal 2023 and GAAP net loss of $1.5 million, or $(0.03) per basic share, in the fourth quarter of fiscal 2022.
•
Non-GAAP income from operations totaled $1.6 million, or $0.03 per basic and fully diluted share, compared to non-GAAP income from operations of $0.1 million, or breakeven per fully diluted share, in the third quarter of fiscal 2023, and non-GAAP income from operations of $1.2 million, or $0.02 per basic share, in the fourth quarter of fiscal 2022. Adjusted EBITDA for the quarter totaled $1.7 million, or $0.03 per basic and fully diluted share, compared $1.2 million, or $0.02 per fully and diluted share, in the prior fiscal fourth quarter period.

•
Ended the fourth quarter of fiscal 2023 with cash and cash equivalents of $13.4 million, $1.2 million of marketable securities, and no debt.

Fiscal Full Year 2023 Financial Results

•
Total revenue was $32.5 million, an increase of 19% compared to $27.3 million in fiscal 2022.
•
Product revenue was $14.2 million (or 44% of total revenue), an improvement of 9% compared to $13.0 million (or 48% of total revenue) in fiscal 2022.
•
Service revenue was $18.3 million (or 56% of total revenue), compared to $14.3 million (or 52% of total revenue) in fiscal 2022.
•
Gross profit was $20.5 million (or 63% of total revenue), an increase of 26% compared to $16.4 million (or 60% of total revenue) in fiscal 2022.
•
Total non-GAAP operating expenses were $20.3 million, a decrease of 2% compared to $20.7 million in fiscal 2022.
•
GAAP loss from operations totaled $11.7 million, compared to a GAAP loss from operations of $9.4 million in fiscal 2022. GAAP loss from operations for fiscal 2023 was impacted by a non-cash goodwill impairment in both the second and third quarters of fiscal 2023 totaling $5.8 million and $3.3 million, respectively.
•
GAAP net loss totaled $11.4 million, or $(0.23) per basic share, compared to GAAP net loss of $7.4 million, or $(0.16) per basic share, in fiscal 2022.
•
Non-GAAP income from operations totaled $0.3 million, or $0.01 per basic and fully diluted share, compared to non-GAAP loss from operations of $4.3 million, or $(0.09) per basic share, in fiscal 2022. Adjusted EBITDA totaled $0.5 million, or $0.01 per basic and fully diluted share, compared to Adjusted EBITDA loss of $4.1 million, or $(0.09) per basic and fully diluted share, in fiscal 2022.

Conference Call

SeaChange will host a conference call today (April 5, 2023) at 4:30 p.m. Eastern Time to discuss its financial and operational results for the fourth quarter and full year ended January 31, 2023, and recent business highlights.

U.S. dial-in number: 877-407-8037

International number: +1 201-689-8037

Meeting Number: 13737298

Please call the conference telephone number approximately 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at +1 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website.

About SeaChange International, Inc.

SeaChange International, Inc. (NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Forward-Looking Statements

Certain statements in this press release and any oral statements made regarding the contents of this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s expectations to continue to add value to its customer’s go-to-market video and ad-tech platforms, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to: weakened global economic conditions, including inflation; a reduction in spending by customers on video solutions and services would adversely affect our business, financial condition and operating results; the increase in labor, service and supply costs, including as a result of inflationary pressures; the manner in which the multiscreen video and over-the-top markets develop; our efforts to become a company that primarily provides software solutions; the inability to successfully compete in our marketplace; the failure to respond to rapidly changing technologies related to multiscreen video; the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria to have been satisfied in a given fiscal quarter; the cancellation or deferral of purchases of our products or final customer acceptance; a decline in demand or average selling prices for our products and services; our entry into fixed-price contracts, which could subject us to losses if we have cost overruns; warranty claims on our products and any significant warranty expense in excess of estimates; the possibility that our software products contain serious errors or defects; turnover in our senior management; our ability to retain key personnel and hire additional personnel; the failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; risks related to public health pandemics such as the COVID-19 pandemic; the impact of the ongoing conflict in Ukraine on our business; our ability to remain listed on The Nasdaq Stock Market; the success and timing of regulatory submissions; litigation regarding intellectual property rights; risk related to protection of our intellectual property; changes in the regulatory environment; significant risks to our business when we engage in the outsourcing of engineering work, including outsourcing of software work overseas; fluctuations in foreign currency exchange rates could negatively impact our financial results and cash flows; weakened global economic conditions that may harm our industry, business and results of operations; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, subsequent quarterly reports and in subsequent filings SeaChange makes with the SEC from time to time, particularly under the heading “Risk Factors.” Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover

Gateway Group, Inc.
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	January 31, 2023	January 31, 2022
	(Unaudited)
Assets
Cash and cash equivalents	$13,415	$17,528
Marketable securities	1,244	-
Accounts receivable, net	10,382	8,819
Unbilled receivables	12,801	13,112
Prepaid expenses and other current assets	2,314	2,310
Property and equipment, net	713	902
Goodwill and intangible assets, net	-	9,882
Other assets	1,790	2,643
Total assets	$42,659	$55,196
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$6,048	$8,538
Deferred revenue	5,302	4,024
Income taxes payable	98	110
Total liabilities	11,448	12,672
Total stockholders' equity	31,211	42,524
Total liabilities and stockholders' equity	$42,659	$55,196

SeaChange International, Inc.

Consolidated Statements of Operations (Unaudited)

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended January 31,		For the Fiscal Years Ended January 31,
	2023	2022	2023	2022
Revenue:
Product	$6,217	$5,181	$14,212	$13,021
Service	3,941	3,386	18,281	14,289
Total revenue	10,158	8,567	32,493	27,310
Cost of revenue:
Product	906	1,168	5,020	3,876
Service	1,859	1,708	6,946	7,083
Total cost of revenue	2,765	2,876	11,966	10,959
Gross profit	7,393	5,691	20,527	16,351
Operating expenses:
Research and development	2,312	1,939	7,987	8,910
Selling and marketing	1,199	1,390	4,201	5,862
General and administrative	2,576	1,882	9,055	8,779
Severance and restructuring costs	66	71	638	717
Transaction costs	-	1,489	1,203	1,489
Loss on impairment of goodwill	-	-	9,098	-
Total operating expenses	6,153	6,771	32,182	25,757
Income (loss) from operations	1,240	(1,080)	(11,655)	(9,406)
Other income (expense), net	298	(396)	55	(479)
Gain on extinguishment of debt	-	-	-	2,440
Income (loss) before income taxes	1,538	(1,476)	(11,600)	(7,445)
Income tax (benefit) provision	(189)	8	(196)	(15)
Net income (loss)	$1,727	$(1,484)	$(11,404)	$(7,430)
Net income (loss) per share, basic and diluted	$0.03	$(0.03)	$(0.23)	$(0.16)
Weighted average common shares outstanding, basic	50,199	49,099	49,750	47,030
Weighted average common shares outstanding, diluted	50,865	49,099	49,750	47,030
Comprehensive loss:
Net income (loss)	$1,727	$(1,484)	$(11,404)	$(7,430)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	449	(252)	(892)	(901)
Unrealized gains (losses) on marketable securities	(25)	—	(25)	1
Total other comprehensive loss	424	(252)	(917)	(900)
Comprehensive income (loss)	$2,151	$(1,736)	$(12,321)	$(8,330)

SeaChange International, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(Unaudited, Amounts in thousands)

	For the Fiscal Years Ended January 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(11,404)	$(7,430)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	254	1,429
Loss on disposal of fixed assets	—	78
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	—	(328)
Gain on extinguishment of debt	—	(2,440)
Provision for (recovery of) bad debts	514	(156)
Stock-based compensation expense	1,001	1,690
Realized and unrealized foreign currency transaction loss	462	896
Loss on impairment of goodwill	9,098	—
Other	(4)	1
Changes in operating assets and liabilities:
Accounts receivable	(1,984)	(2,830)
Unbilled receivables, net	386	2,412
Prepaid expenses and other current assets and other assets	118	2,213
Accounts payable	(1,361)	1,215
Accrued expenses and other liabilities	(391)	(226)
Deferred revenue	1,291	(1,271)
Net cash used in operating activities	(2,020)	(4,747)
Cash flows from investing activities:
Purchases of property and equipment	(70)	(646)
Proceeds from sales and maturities of marketable securities	—	252
Purchases of marketable securities	(1,265)	—
Net cash used in investing activities	(1,335)	(394)
Cash flows from financing activities:
Proceeds from stock option exercises	—	161
Proceeds from issuance of common stock, net of issuance costs	—	17,462
Proceeds from short swing profit settlement	7	—
Net cash provided by financing activities	7	17,623
Effect of exchange rate on cash, cash equivalents and restricted cash	(782)	(710)
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,130)	11,772
Cash, cash equivalents and restricted cash at beginning of period	17,856	6,084
Cash, cash equivalents and restricted cash at end of period	$13,726	$17,856
Supplemental disclosure of cash flow information
Income tax payments (refunds)	$222	$(1,183)
Non-cash activities:
Purchases of property and equipment included in accounts payable	$—	$516

Non-GAAP Measures

We define non-GAAP income (loss) from operations as GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, transaction costs, loss on impairment of goodwill, other expense, net, and income tax provision, and adjusted EBITDA as non-GAAP income (loss) from operations plus depreciation. We discuss non-GAAP income (loss) from operations and adjusted EBITDA, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations and adjusted EBITDA are important measures that are not calculated according to GAAP. We use non-GAAP income (loss) from operations and adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations and adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations and adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and adjusted EBITDA and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our GAAP loss from operations, the most directly comparable GAAP financial measure, to our non-GAAP income (loss) from operations and adjusted EBITDA for the three months and fiscal years ended January 31, 2023, and 2022.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended January 31,		For the Fiscal Years Ended January 31,
	2023	2022	2023	2022
GAAP net income (loss)	$1,727	$(1,484)	$(11,404)	$(7,430)
Other (income) expense, net	(298)	396	(55)	479
Gain on extinguishment of debt	—	—	—	(2,440)
Income tax (benefit) provision	(189)	8	(196)	(15)
GAAP income (loss) from operations	$1,240	$(1,080)	$(11,655)	$(9,406)
Amortization of intangible assets	-	296	—	1,226
Stock-based compensation	290	375	1,001	1,690
Severance and restructuring costs	66	71	638	717
Transaction costs	—	1,489	1,203	1,489
Loss on impairment of goodwill	-	—	9,098	—
Non-GAAP income (loss) from operations	$1,596	$1,151	$285	$(4,284)
Depreciation	63	47	254	198
Adjusted EBITDA	$1,659	$1,198	$539	$(4,086)

GAAP net income (loss) per share, basic and diluted	$0.03	$(0.03)	$(0.23)	$(0.16)
GAAP income (loss) from operations per share, basic and diluted	$0.02	$(0.02)	$(0.23)	$(0.20)
Non-GAAP income (loss) from operations per share, basic and diluted	$0.03	$0.02	$0.01	$(0.09)
Adjusted EBITDA per share, basic and diluted	$0.03	$0.02	$0.01	$(0.09)
Weighted average common shares outstanding, basic	50,199	49,099	49,750	47,030
Weighted average common shares outstanding, diluted	50,865	49,634	50,438	47,030

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout (Unaudited)

(Amounts in thousands)

	For the Three Months Ended January 31,		For the Fiscal Years Ended January 31,
	2023	2022	2023	2022
Product revenue:
License and subscription	$5,917	$4,537	$11,345	$10,843
Hardware	300	644	2,867	2,178
Total product revenue	6,217	5,181	14,212	13,021
Service revenue:
Maintenance and support	2,477	3,042	11,848	12,249
Professional services and other	1,464	344	6,433	2,040
Total service revenue	3,941	3,386	18,281	14,289
Total revenue	$10,158	$8,567	$32,493	$27,310